UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): August 19, 2025

Tigo Energy, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-40710	83-3583873
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

983 University Avenue, Suite B, Los Gatos, California	95032
(Address of principal executive offices)	(Zip Code)

(408) 402-0802

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencements communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbols	Name of each exchange on which registered
Common Stock, par value $0.0001 per share	TYGO	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging Growth Company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01. Entry into a Material Definitive Agreement.

On August 19, 2025, Tigo Energy, Inc. (the “Company”) entered into a manufacturing and supply agreement (the “Agreement”) with EG4 Electronics LLC (“EG4”), pursuant to which the Company agreed to manufacture, package and supply, and EG4 agreed to purchase, certain Optimized Inverters (as defined in the Agreement). The Optimized Inverters will be purchased by EG4 by providing written purchase orders to the Company specifying the number of units and prepaying 10% of the purchase price with respect to such order.

Pursuant to the Agreement, the Company and EG4 acknowledged that the manufacturing and production of the Optimized Inverters within the United States will qualify Company to receive certain tax credits pursuant to Section 45x of the Inflation Reduction Act of 2022 (Advanced Manufacturing Production Tax Credit) (the “45x Tax Credits”). If the Company is eligible to receive any 45x Tax Credits, the Company will apply for such 45x Tax Credits to the maximum extent available to the Company as a result of the manufacture of the Optimized Inverters pursuant to the Agreement. In the event the Company receives any 45x Tax Credits, the Company will pay EG4, within 90 days, an agreed upon amount of such 45x Tax Credits.

The initial term of the Agreement lasts until August 19, 2029 and will automatically renew for successive one-year periods unless earlier terminated or amended, in accordance with the terms of the Agreement. The Agreement may be terminated by either party (i) for a material breach by the other party that is not cured within 60 days, (ii) upon at least 90 days prior written notice to the other party, (iii) if the other party undergoes a change of control, ceases to function as a going-concern, a bankruptcy petition is filed against the other party or either party fails to pay its debts as they become due and such breach has not been cured within 60 days and (iv) if the Company ceases to be eligible to receive the 45x Tax Credits. The Agreement also includes customary acceptance, delivery, warranty, conformity, and confidentiality terms and conditions.

The foregoing description of the Agreement is qualified in its entity by reference to the full text of the Agreement, a copy of which is filed as Exhibit 10.1 to this Current Report on Form 8-K and is incorporated by reference herein in its entirety.

Item 7.01. Regulation FD Disclosure.

On August 25, 2025, the Company issued a press release announcing its entry into the Agreement. A copy of this press release is attached hereto as Exhibit 99.1.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits.

Exhibit Number	Description
10.1#	Manufacturing and Supply Agreement, dated August 19, 2025, by and between Tigo Energy, Inc. and EG4 Electronics LLC.
99.1	Press Release of the Company, dated August 25, 2025.
104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

#	The registrant has redacted provisions or terms of this exhibit pursuant to Regulation S-K Item 601(b)(10)(iv). While portions of the exhibit have been redacted, this exhibit includes a prominent statement on the first page of the exhibit that certain identified information has been excluded from the exhibit because it is both not material and is the type that the registrant treats as private or confidential. The registrant agrees to furnish an unredacted copy of the exhibit to the SEC upon its request.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: August 25, 2025

TIGO ENERGY, INC.

By:	/s/ Bill Roeschlein
Name:	Bill Roeschlein
Title:	Chief Financial Officer

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